                                                                    EXHIBIT 99.1

                         COGENT DATA TECHNOLOGIES, INC.
                               640 MULLIS STREET
                        FRIDAY HARBOR, WASHINGTON 98250

                                 FORM OF PROXY
                      FOR SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 9, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       OF COGENT DATA TECHNOLOGIES, INC.

     The undersigned, having received the Notice of Special Meeting and accompanying Prospectus/Proxy Statement, hereby appoints Charles Anderson and Deanna Anderson, or any one of them, attorney or attorneys of the undersigned (each with the full power to appoint his substitute), with all powers the undersigned would possess if personally present, and hereby authorizes them (and each of them) to vote and to act with regard to all shares of common stock of Cogent Data Technologies, Inc. held of record by the undersigned on July 5, 1996, at the Special Meeting of Shareholders of Cogent Data Technologies, Inc. to be held on August 9, 1996, or any adjournment or adjournments thereof, as specified below on the following matters and, in their discretion, upon any other matters that may properly be brought before the Special Meeting:

     1. To vote as follows on the adoption and approval of the Agreement and Plan of Merger, dated as of May 31, 1996 (the "Merger Agreement"), among Cogent Data Technologies, Inc., Adaptec, Inc., a California corporation, and Adaptec's wholly owned subsidiary, CDT Acquisition Corp., a Delaware corporation, providing for the merger of CDT Acquisition Corp. with and into Cogent Data Technologies, Inc.

      FOR adoption and           AGAINST adoption
      approval of the            and approval of
/ /   Merger Agreement     / /   the Merger Agreement     / /   ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. DISCRETIONARY AUTHORITY IS HEREBY GRANTED AS TO THE ABOVE MATTER. DISCRETIONARY AUTHORITY IS ALSO HEREBY GRANTED AS TO ANY OTHER MATTERS.

     Please sign exactly as your name appears as printed below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other officer authorized to sign on behalf of the corporation. If a partnership, please sign in partnership name by authorized person.

- ---------------------------------    ---------------------------------    Dated:          ,
Signature                            Signature, if held jointly           1996
- ---------------------------------    ---------------------------------
Print Name                           Print Name

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.